As filed with the Securities and Exchange Commission on August 6, 2014.

Registration No. 333—

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	61-1630631
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado 80202
(720) 440-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Marvin M. Chronister Interim President and Chief Executive Officer Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100	Christopher I. Humber, Esq. Executive Vice President, General Counsel & Secretary Bonanza Creek Energy, Inc. 410 17th Street, Suite 1400 Denver, Colorado 80202 (720) 440-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, par value $0.001 per share(4)	853,492	$54.67	$46,660,407.64	$6,010
(1)

Represents outstanding shares of the registrant’s common stock offered by the selling stockholder. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant’s common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Proposed maximum offering price of shares of the registrant’s common stock to be sold by the selling stockholder is based upon the market value of shares of the registrant’s common stock of Bonanza Creek Energy, Inc. in accordance with Rule 457(c) under the Securities Act, calculated as the average of the high and low price as of August 1, 2014.

(3)

A registration fee of $136,400 has already been paid with respect to securities that were previously registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-186019) originally filed by Bonanza Creek Energy, Inc. on January 15, 2013, a portion of which was not sold thereunder. The aggregate total dollar amount of the filing fee associated with such unsold securities was $84,090. Pursuant to Rule 457(p), the registrant offset such amount that had already been paid against a $38,640 registration fee relating to the securities offered by a prospectus supplement under a Registration Statement on Form S-3 (Registration No. 333-197413) originally filed by Bonanza Creek Energy, Inc. on July 15, 2014, leaving $45,450 of filing fees associated with unsold securities remaining. Pursuant to Rule 457(p), the registrant is offsetting the remaining amount that has been previously paid against the entire $6,010 registration fee relating to the securities offered by this registration statement.

(4)	Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling stockholder named in this prospectus.

PROSPECTUS

853,492 Shares of Common Stock

This prospectus relates to the offer and sale from time to time of up to 853,492 shares of common stock by the selling stockholder identified in this prospectus.  The registration of shares of our common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholder.  We will receive no proceeds from any sales of the shares of our common stock, but will incur expenses in connection with any offering.  See “Selling Stockholder” and “Plan of Distribution” for more information.

The selling stockholder may sell the shares of our common stock offered hereby from time to time on the NYSE or such other national securities exchange or automated interdealer quotation system on which the shares of our common stock are then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.  This prospectus describes the general terms of these securities and the general manner in which the selling stockholder will offer the securities.  The prospectus supplement will describe the specific manner in which the selling stockholder will offer the securities and may also add, update or change information contained in this prospectus.  The names of any underwriters and the specific terms of a plan of distribution will be stated in a prospectus supplement.  Shares of common stock may be offered and sold by the selling stockholder from time to time in accordance with the provisions set forth under “Plan of Distribution.”

Our common stock is traded on the NYSE under the symbol “BCEI.”  On August 4, 2014, the last reported sale price of our common stock on the NYSE was $59.22.

Investing in our securities involves a high degree of risk. You should carefully consider the matters discussed under the section entitled “Risk Factors” on page 3 of this prospectus and included in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  By using a shelf registration statement, the selling stockholder may, at any time and from time to time, in one or more offerings, sell the common stock described in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus or in any related free writing prospectus filed by us with the SEC. We and the selling stockholder have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The terms “we,” “us,” “our,” “our company,” “the Company,” the “registrant” and “Bonanza Creek Energy” refer to Bonanza Creek Energy, Inc. and its subsidiaries, unless the context otherwise requires or where otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus.  This summary does not contain all of the information that you should consider before deciding to invest in our common stock.  You should read the entire prospectus carefully, including “Risk Factors” beginning on page 3, “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 4 and the documents incorporated by reference, which are described under “Information Incorporated by Reference” beginning on page 14, before making an investment decision.

Our Business

We are an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States.  Our oil and liquids-weighted assets are concentrated primarily in the Wattenberg Field in Colorado and the Dorcheat Macedonia Field in southern Arkansas.  In addition, we own and operate oil-producing assets in the North Park Basin in Colorado and the McKamie Patton Field in southern Arkansas.  Our management team has extensive experience acquiring and operating oil and gas properties and significant expertise in horizontal drilling and fracture stimulation, which we believe will contribute to the development of our sizable inventory of projects. For additional information about our business, operations and financial results, see the documents listed under “Where You Can Find More Information.”

Company Information

We were incorporated under the laws of the State of Delaware on December 2, 2010. Our principal executive offices are located at 410 17th Street, Suite 1400, Denver, Colorado 80202. The telephone number at our principal executive offices is (720) 440-6100. Our website address is www.bonanzacrk.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Shares of Common Stock Offered by the Selling Stockholder	853,492 outstanding shares of common stock, par value $0.001 per share.

Shares of Common Stock Outstanding	41,263,812 shares (as of August 4, 2014).

Selling Stockholder	DJ Resources, LLC. The selling stockholder is a party to a Registration Rights Agreement pursuant to which the shares are being registered hereunder.

Terms of the Offering	The selling stockholder will determine when and how it sells the common stock offered in this prospectus, as described in the “Plan of Distribution.”

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of common stock being offered under this prospectus. See “Use of Proceeds.”

NYSE Symbol	BCEI.

Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page 3 and similarly captioned sections of documents incorporated by reference herein, as well as all other information included or incorporated by reference in this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, both of which are incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus.  All of the foregoing documents are incorporated by reference into this prospectus to the extent described in “Information Incorporated by Reference.” Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”

Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as the value of an investment in our securities. Additional risks not known to us or that we currently believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated herein by reference, contains various statements, including those that express belief, expectation or intention, as well as those that are not statements of historic fact, that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may include projections and estimates concerning our capital expenditures, our liquidity and capital resources, our estimated revenues and losses, the timing and success of specific projects, outcomes and effects of litigation, claims and disputes, our business strategy and other statements concerning our operations, economic performance and financial condition. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. We claim protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.  Forward-looking statements are not guarantees of future performance.

Forward-looking statements may include statements about:

•                  reserves estimates;

•                  estimated production for 2014;

•                  amount and allocation of forecasted capital expenditures and plans for funding capital expenditures and operating expenses;

•                  ability to modify future capital expenditures;

•                  the Wattenberg Field being the most prospective area of the Niobrara formation;

•                  compliance with debt covenants;

•                  ability to satisfy obligations related to ongoing operations;

•                  compliance with government regulations;

•                  adequacy of gathering systems and impact from the lack of available gathering systems and processing facilities in certain areas;

•                  natural gas, oil and NGL prices and factors affecting the volatility of such prices;

•                  impact of lower commodity prices;

•                  the ability to use derivative instruments to manage commodity price risk;

•                  plans to drill or participate in wells including the intent to focus in specific areas or formations;

•                  loss of any purchaser of our products;

•                  our estimated revenues and losses;

•                  the timing and success of specific projects;

•                  intentions with respect to acquisitions and divestitures;

•                  intentions with respect to working interest percentages;

•                  management and technical team;

•                  outcomes and effects of litigation, claims and disputes;

•                  our business strategy;

•                  our ability to replace oil and natural gas reserves;

•                  impact of recently issued accounting pronouncements;

•                  our financial position;

•                  our cash flow and liquidity; and

•                  other statements concerning our operations, economic performance and financial condition.

We have based these forward-looking statements on certain assumptions and analyses we have made in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining actual future results. The actual results or developments anticipated by these forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, and may not be realized or, even if substantially realized, may not have the expected consequences. Actual results could differ materially from those expressed or implied in the forward-looking statements.

Factors that could cause actual results to differ materially include, but are not limited to, the following:

•                  the risk factors discussed in this prospectus;

•                  declines or volatility in the prices we receive for our oil, liquids and natural gas;

•                  general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business;

•                  ability of our customers to meet their obligations to us;

•                  our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fully develop our undeveloped acreage positions;

•                  the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•                  uncertainties associated with estimates of proved oil and gas reserves and, in particular, probable and possible resources;

•                  the possibility that the industry may be subject to future local, state, and federal regulatory or legislative actions (including additional taxes and changes in environmental regulation);

•                  environmental risks;

•                  seasonal weather conditions and lease stipulations;

•                  drilling and operating risks, including the risks associated with the employment of horizontal drilling techniques;

•                  ability to acquire adequate supplies of water for drilling and completion operations;

•                  availability of oilfield equipment, services and personnel;

•                  exploration and development risks;

•                  competition in the oil and natural gas industry;

•                  management’s ability to execute our plans to meet our goals;

•                  risks related to our derivative instruments;

•                  our ability to attract and retain key members of our senior management and key technical employees;

•                  ability to maintain effective internal controls;

•                  access to adequate gathering systems and pipeline take-away capacity to provide adequate infrastructure for the products of our drilling program;

•                  our ability to secure firm transportation for oil and natural gas we produce and to sell the oil and natural gas at market prices;

•                  costs and other risks associated with perfecting title for mineral rights in some of our properties;

•                  continued hostilities in the Middle East and other sustained military campaigns or acts of terrorism or sabotage; and

•                  other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations or pricing.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” on page 3 and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by the selling stockholder for its own account.  We will not receive any of the proceeds from these sales, if any.  We will pay all of the fees and expenses incurred by us in connection with this registration.  We will not be responsible for fees and expenses incurred by the selling stockholder or any underwriting discounts or commissions.

SELLING STOCKHOLDER

This prospectus is part of a registration statement that we have filed with the SEC pursuant to a Purchase and Sale Agreement, dated as of May 21, 2014 and amended on July 8, 2014, by and between us, Bonanza Creek Energy Operating Company, LLC, our wholly-owned subsidiary, the selling stockholder, and a wholly-owned subsidiary of the selling stockholder (the “Purchase Agreement”).  The selling stockholder named in this prospectus may offer to sell, from time to time in the future, up to an aggregate of 853,492 shares of our common stock. The shares being offered by the selling stockholder were originally issued to the selling stockholder pursuant to the Purchase Agreement. Pursuant to the Purchase Agreement, we acquired certain of the selling stockholder’s oil and gas properties, leasehold mineral interests and related assets in Weld County, Colorado (the “Acquisition”). As part of the consideration for the Acquisition, we issued 853,492 shares of our common stock to the selling stockholder. In addition, we entered into a Registration Rights Agreement with the selling stockholder dated July 8, 2014 (the “Registration Rights Agreement”). The registration statement of which this prospectus is a part is being filed at the request of the selling stockholder pursuant to the Registration Rights Agreement.

Other than as described above, the selling stockholder has had no material relationship with us within the last three years.

The selling stockholder may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholder may also sell, transfer or otherwise dispose of all or a portion of its shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Information about the selling stockholder may change over time. As used in this prospectus, “selling stockholder” includes the donees, transferees, heirs, executors, administrators, legal representatives, pledgees or others who may later hold the selling stockholder’s interests.

As of August 4, 2014, the selling stockholder owned 853,492 shares of our common stock, representing approximately 2.1% of our outstanding common stock as of that date.

We do not know when or in what amounts the selling stockholder may offer shares for sale. Because the selling stockholder may offer all, some or none of the shares pursuant to this offering, no definitive estimate as to the number of shares that will be held by the selling stockholder after the offering can be provided.

PLAN OF DISTRIBUTION

The aggregate proceeds to the selling stockholder from the sale of the shares will be the purchase price less any discounts, commissions and expenses of the selling stockholder related to this offering. We expect that the selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale.  The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of shares to be made directly or through agents, for any reason, including if they deem the purchase price to be unsatisfactory at any particular time.

The shares offered by this prospectus may be sold from time to time to purchasers:

•      directly by the selling stockholder; or

•      through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholder or the purchaser(s) of the shares. These discounts, concessions or commissions may be in excess of those customary in the types of transaction involved.

The selling stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares offered in this prospectus may be sold in one or more transactions at:

•                  fixed prices;

•      prevailing market prices at the time of sale;

•      prices related to such prevailing market prices;

•      varying prices determined at the time of sale; or

•      negotiated prices.

These sales may be effected in one or more transactions:

•      on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including the NYSE;

•      in the over-the-counter market;

•      in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•      in privately negotiated transactions, distributions or transfers (other than for value) by the selling stockholder to limited partners, members or stockholders of the selling stockholder or transfers (other than for value) to any corporation, partnership or other business entity that is the direct or indirect affiliate of the selling stockholder;

•      in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•      in purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•      through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•      through the settlement of short sales; or

•      through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the shares, the selling stockholder may enter into hedging transactions. For example, the selling stockholder may:

•      enter into transactions with a broker-dealer, affiliate thereof or other third party in connection with which such other party may engage in sales of our common stock pursuant to this prospectus, in which case such other party may use shares of our common stock received from the selling stockholder to close out any short positions created;

•      sell our common stock short itself pursuant to this prospectus and use shares of our common stock held by it to close out its short positions;

•      enter into option or other types of transactions that require the selling stockholder to deliver our common stock to a broker-dealer or an affiliate thereof or other third party, who may then resell or transfer the common stock pursuant to this prospectus; or

•      loan or pledge our common stock to a broker-dealer or an affiliate thereof or other third party, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

A short sale of shares by a broker-dealer, financial institution or the selling stockholder would involve the sale of such shares that are not owned, and therefore must be borrowed, in order to make delivery of the security in connection with such sale. In connection with a short sale of shares, a broker-dealer, financial institution or selling stockholder may purchase shares on the open market to cover positions created by short sales. In determining the source of the shares to close out such short positions, the broker-dealer, financial institution or selling stockholder may consider, among other things, the price of shares available for purchase in the open market. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling stockholder, the aggregate amount of shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. Any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. To the extent that the shares offered pursuant to a prospectus supplement remain unsold, the selling stockholder may offer those shares on different terms pursuant to another prospectus supplement.  To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any broker-dealer, underwriter or agent regarding the sale of the common stock.

The shares are listed on the NYSE under the symbol “BCEI.”

There can be no assurance that the selling stockholder will sell any or all of the shares under this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise or gift the shares by other means not described in this prospectus. In addition, any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. In addition, the selling stockholder may sell the common stock by any other legally available means. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholder and any other person participating in the sale of the shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholder and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholder or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the shares.

In the Purchase Agreement, we have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. In addition, we have agreed to pay all of the expenses incidental to the registration of the shares to the public incurred by us, including the payment of federal securities law and state blue sky registration fees. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the shares nor any other fees or expenses incurred by the selling stockholder in connection with the registration of the shares.

Agents and underwriters may be entitled under agreements entered into with the selling stockholder to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholder in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offering will be described in an applicable prospectus supplement.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholder and affiliates, for which they received or will receive customary fees and expenses.

We will not receive any proceeds from sales of any securities by the selling stockholder.

Once sold under the registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 225,000,000 shares of common stock, par value $0.001 per share, of which 41,263,812 were issued and outstanding as of August 4, 2014; and 25,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding as of August 4, 2014.

The rights of our common stockholders are governed by the Delaware General Corporation Law (the “DGCL”), our second amended and restated certificate of incorporation and our third amended and restated bylaws. The following is a summary of the material terms of our common stock and is qualified in its entirety by reference to our second amended and restated certificate of incorporation and our third amended and restated bylaws, each of which is incorporated by reference in this prospectus.

Our common stock is listed on the NYSE under the symbol “BCEI.”

Dividend and Liquidation Rights. Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds lawfully available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

The right of holders of our common stock to receive dividends and distributions upon liquidation will be subject to the satisfaction of any applicable preference granted to the holders of any preferred stock that may then be outstanding.

Voting and Other Rights. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. The affirmative vote of at least a majority of our outstanding voting stock will be required to amend or repeal provisions of our second amended and restated certificate of incorporation.

No Preemptive, Conversion or Redemption Rights. Our common stock has no preemptive, conversion or exchange rights and is not subject to further calls or assessment by us. There are no redemption, retraction, purchase for cancellation or sinking fund provisions applicable to our common stock, nor are there any provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of common stock. There are no restrictions on alienability of the common stock subject to this registration statement.

Registration Rights

We have entered into a registration rights agreement with certain other of our stockholders relating to the shares of our common stock held by them and covered by the agreement. Under the registration rights agreement, the rights holders have the right, subject to certain terms and conditions, to require us to register under the Securities Act for offer and sale all or a portion of the shares of common stock held by such stockholders.

Certain Anti-Takeover Matters

Our second amended and restated certificate of incorporation and third amended and restated bylaws also contain provisions that we describe in the following paragraphs, which may delay, defer, or prevent a change in control of our company, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders’ shares.

Among other things, our second amended and restated certificate of incorporation and third amended and restated bylaws:

•                                          establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•                                          provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•                                          provide that the authorized number of directors may be changed only by resolution of the board of directors;

•                                          provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                                          provide that stockholders may only act at a duly called meeting and may not act by written consent in lieu of a meeting;

•                                          provide that stockholders are not permitted to call special meetings of stockholders. Only our board of directors, Chairperson, Chief Executive Officer and President are permitted to call a meeting of stockholders; and

•                                          provide that our board of directors may alter or repeal our bylaws or approve new bylaws without further stockholder approval.

Delaware Anti-Takeover Law

Our company is a Delaware corporation subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholders. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•                                          our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained the status;

•                                          upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors or officers and issued pursuant to employee stock plans, under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•                                          the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by the anti-takeover law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

LEGAL MATTERS

Davis Graham and Stubbs LLP of Denver, Colorado has provided its opinion on the validity of the securities offered by this prospectus. If counsel for the selling stockholder or underwriter passes on legal matters in connection with an offering of the common stock described in this prospectus, we will name that counsel in the prospectus supplement to that offering.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus and in the registration statement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014, and the effectiveness of our and our consolidated subsidiaries’ internal control over financial reporting have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference into this prospectus and registration statement.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Estimates of our oil and natural gas reserves and related information included and incorporated by reference in this prospectus have been derived from engineering reports prepared by Netherland, Sewell & Associates, Inc. and Cawley, Gillespie & Associates, Inc. The estimates have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith we file annual, quarterly and special reports, proxy statements and other information with the SEC on a regular basis.  You may read and copy this information or obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at the prescribed rates.

The SEC also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our website address is www.bonanzacrk.com. Information contained on our website is not deemed part of this prospectus.

Our common stock is listed on the NYSE under the symbol “BCEI.”

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference. The registration statement and the exhibits may be inspected without charge at the offices of the SEC or copies thereof obtained at prescribed rates from the public reference section of the SEC at the addresses set forth above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus and prior to the termination of this offering. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference (excluding any information furnished to the SEC pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014;

•                  our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed with the SEC on May 9, 2014;

•                  our Current Reports on Form 8-K filed with the SEC on February 6, 2014, February 28, 2014, March 24, 2014, May 8, 2014, May 20, 2014, May 23, 2014, June 6, 2014, July 11, 2014 and July 18, 2014 (in each case, excluding Items 2.02 or 7.01, which have been “furnished” but not filed for purposes of the Exchange Act); and

•                  the description of our common stock set forth in our registration statement on Form 8-A filed with the SEC on December 9, 2011.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Bonanza Creek Energy, Inc.

Attention: General Counsel

410 17th Street, Suite 1400

Denver, CO 80202

Phone: (720) 440-6100

ir@bonanzacrk.com

853,492 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth various estimated expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. These expenses have been estimated solely for the purposes of this item. Actual expenses may vary.

SEC registration fee	$6,010
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Engineering fees and expenses	(1)
Miscellaneous	(1)

(1)                                 Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Pursuant to our Registration Rights Agreement, we will pay the expenses incurred in connection with the sale and distribution of the securities being registered, but the selling stockholder will pay the brokers’ or underwriters’ fees, expenses, commissions or discounts in connection with the sale of the securities being registered or the fees and expenses of legal counsel for the selling stockholder.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our second amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company will be limited to the fullest extent permitted by the amended DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our second amended and restated certificate of incorporation contains indemnification rights for our directors and our officers. Additionally, our third amended and restated bylaws provides that we will indemnify and advance expenses to any officer or director to the fullest extent authorized by the DGCL and that persons who are not directors or officers may be similarly indemnified for service to the Company to the extent authorized by our board of directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities. Further, we have entered into written indemnity agreements with our directors and executive officers. Under these agreements, if a director or officer makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors will review the relevant facts and make a determination regarding whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnity agreement) us to indemnify the officer or director.

The foregoing is only a general summary of certain aspects of Delaware law, our second amended and restated certificate of incorporation and our third amended and restated bylaws dealing with indemnification of directors and officers, and does not purport to be complete.  It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, our second amended and restated certificate of incorporation and our third amended and restated bylaws.

ITEM 16.    EXHIBITS

See “Exhibit Index.”

ITEM 17.    UNDERTAKINGS

(a)   The registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 6, 2014.

BONANZA CREEK ENERGY, INC.

By:	/s/ Marvin M Chronister
Marvin M. Chronister
Interim President & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William J. Cassidy and Christopher I. Humber, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: August 6, 2014	By:	/s/ MARVIN M. CHRONISTER
Marvin M. Chronister,
Director, Interim President and Chief Executive Officer
(Principal Executive Officer)

Date: August 6, 2014	By:	/s/ WILLIAM J. CASSIDY
William J. Cassidy,
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: August 6, 2014	By:	/s/ WADE E. JACQUES
Wade E. Jacques,
Vice President, Chief Accounting Officer
(Principal Accounting Officer)

Date: August 6, 2014	By:	/s/ RICHARD J. CARTY
Richard J. Carty,
Chairman of the Board

Date: August 6, 2014	By:	/s/ KEVIN A. NEVEU
Kevin A. Neveu,
Director

Date: August 6, 2014	By:	/s/ GREGORY P. RAIH
Gregory P. Raih,
Director

Date: August 6, 2014	By:	/s/ JAMES A. WATT
James A. Watt,
Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1

Second Amended and Restated Certificate of Incorporation of Bonanza Creek Energy, Inc., filed with the Secretary of State of the State of Delaware on December 16, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 22, 2011)

3.2	Third Amended and Restated Bylaws of Bonanza Creek Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 1, 2013)
4.1

Registration Rights Agreement dated July 8, 2014 among the Company and the selling stockholder named therein (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 11, 2014)

5.1†	Opinion of Davis Graham & Stubbs LLP
23.1†	Consent of Hein & Associates LLP
23.2†	Consent of Independent Petroleum Engineers, Netherland, Sewell & Associates, Inc.
23.3†	Consent of Independent Petroleum Engineers, Cawley, Gillespie & Associates, Inc.
23.4†	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
24.1†	Powers of Attorney (included on the signature pages hereto)

†              Filed herewith.